UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 31, 2020, Chart Industries, Inc. (“Chart”) entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated November 6, 2017 (the “Indenture”), between Chart and Wells Fargo Bank, National Association, as trustee, governing Chart’s outstanding 1.00% Convertible Senior Subordinated Notes due 2024 (the “Notes”). Pursuant to the Supplemental Indenture, Chart irrevocably elected (i) to eliminate Chart’s option to elect Physical Settlement (as defined in the Indenture) on any conversion of Notes that occurs on or after the date of the Supplemental Indenture and (ii) that, with respect to any Combination Settlement (as defined in the Indenture) for a conversion of Notes, the Specified Dollar Amount (as defined in the Indenture) that will be settled in cash per $1,000 principal amount of the Notes shall be no lower than $1,000. The Indenture was filed as Exhibit 4.1 to Chart’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2017.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated December 31, 2020, between Chart Industries, Inc. and Wells Fargo Bank, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: January 6, 2021

	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer